EXHIBIT 99.1

Anika Reports Second Quarter 2026 Financial Results

Commercial Channel Revenue Increased 17% to a Record $13.9 Million

Delivered $3.3 Million of Net Income, 65% Gross Margin, and $7.1 Million of Adjusted EBITDA, Highest Since 2020

Raising Full-Year 2026 Financial Guidance and Revising 2027 Revenue Forecast

BEDFORD, Mass., July 29, 2026 (GLOBE NEWSWIRE) -- Anika Therapeutics, Inc. (Nasdaq: ANIK), a global leader in the osteoarthritis ("OA") pain management and regenerative solutions spaces focused on early-intervention orthopedics, today announced financial results for the second quarter of 2026.

Total revenue for the second quarter was $32.6 million, compared to $28.2 million in the prior-year period. Performance was driven by record Commercial Channel revenue of $13.9 million, representing organic growth of 17% year-over-year, and continued strength in the OEM Channel supported by favorable US Monovisc and Orthovisc sales.

Gross profit for the second quarter was $21.2 million, compared to $14.4 million in the prior-year period. Gross margin expanded to 65%, reflecting higher sales volume, increased manufacturing production and improved sales mix.

Total operating expenses were $18.3 million, compared to $18.5 million in the prior-year period. Operating expense performance reflected continued cost discipline across the business while maintaining targeted investments to support commercial growth and strategic development programs. Excluding approximately $0.8 million of one-time severance-related expenses, adjusted operating expenses were $17.5 million, representing a decline of 6% versus the prior-year period.

Net income was $3.3 million for the second quarter, representing a 10% margin. Adjusted EBITDA was $7.1 million, representing a 22% Adjusted EBITDA margin reflecting continued benefits from commercial growth, gross margin expansion, and disciplined expense management.

"Our second quarter results mark a positive step forward in improving the performance of our business. We achieved record Commercial Channel revenue, substantial gross margin expansion, and our highest adjusted EBITDA since 2020. The actions we initiated earlier this year are delivering early gains as we continue to drive operational excellence throughout the Company. Additionally, our growth has diversified across channels and geographies, highlighted by a record quarter of international revenue.” said Steve Griffin, President and Chief Executive Officer.

“Our OEM business continues to perform well, supported by stronger transfer unit volumes driven by J&J DePuy Synthes, order timing across both the Monovisc and Orthovisc product lines, favorable U.S. Monovisc end market sales, and continued international growth. These drivers increased production, throughput and manufacturing yields, resulting in meaningful gross margin expansion and operating leverage. Combined with disciplined expense management, a 20% reduction in G&A expenses (or 30% excluding one-time severance-related charges), and lower stock-based compensation expense, these improvements are translating into meaningful profitability gains.

Given our first-half performance, we are raising our full-year financial outlook. Most notably, we are raising our adjusted EBITDA margin outlook to 13%-17%, driven by improved operating leverage. Our improved outlook is supported by favorable OEM sales trends, continued Commercial Channel growth, operational improvements, and disciplined cost management. While we expect some moderation in revenue and profitability during the second half relative to the strong first half, reflecting the timing of certain OEM orders, we remain encouraged by the underlying trends in the business and our ability to deliver improved full-year performance. We are still early in our company-wide transformation, yet the results achieved in the first half reinforce that our strategy is working and that disciplined execution against our mission is creating sustainable value.

As we continue to advance toward filing the Cingal New Drug Application (“NDA”) we’re making steady progress on the bioequivalence study for Triamcinolone Hexacetonide and are accelerating the necessary Chemistry, Manufacturing and Controls (“CMC”), activities required to file Cingal as a drug-drug combination product. Additionally, we remain actively engaged with the U.S. Food and Drug Administration (“FDA”) on Hyalofast, with discussions focusing primarily on the co-primary clinical endpoints within the Premarket Approval (“PMA”) submission.

Given the timing uncertainty that remains in our regulatory review process, particularly as our discussions with the FDA on Hyalofast evolve, we are adopting a new revenue guidance practice. Going forward, our forecast will only include revenue from products that have received regulatory approval or clearance. As a result, our 2027 Commercial Channel revenue guidance no longer includes revenue associated with Hyalofast.”

Second Quarter 2026 Business Highlights and Updates

  Strong first-half execution drove record revenue performance, significant gross margin expansion, and a raise to full-year revenue and EBITDA guidance.
  Commercial Channel revenue increased 17% year-over-year to a record $13.9 million, representing the strongest quarter in Company history.
  International revenue reached a record $12.6 million, increasing 22% year-over-year and exceeding the prior quarterly record by 5%, reflecting continued strength across key markets and the increasing contribution from Anika's global commercial organization.
  OEM Channel performance benefited from strong transfer units, favorable order timing and Monovisc volume growth, partially offset by lower Orthovisc sales.
  Integrity global units increased both sequentially and year-over-year during the second quarter, driven by growing international demand and continued adoption of larger implant shapes and sizes in the US. Year-to-date sales grew 39% year over year.
  Hyalofast PMA activities continue to advance, with the Company remaining actively engaged with the FDA as it works through the ongoing review process and responses to the previously disclosed deficiency letter.
  Cingal development remains on track, with bioequivalence study enrollment progressing as planned. Concurrently, the required CMC activities supporting hyaluronic acid as a drug are accelerating in preparation for the NDA submission.

Second Quarter 2026 Continuing Operations Financial Summary

  Revenue: $32.6 million, up 16% year over year
  Commercial Channel revenue: $13.9 million, up 17%
  OEM Channel revenue: $18.7 million, up 14%
  Gross margin: 65%
  Operating expenses: $18.3 million
  GAAP income (loss) from continuing operations: $3.3 million, $0.24 per diluted share
  Adjusted net income from continuing operationsˆ: $5.9 million, $0.42 per diluted share
  Adjusted EBITDAˆ: $7.1 million
  Cash and cash equivalents: $38.4 million as of June 30, 2026

ˆSee description of non-GAAP financial information contained in this release.

Fiscal 2026 Guidance

Based on strong first-half operating performance, continued commercial momentum, favorable OEM dynamics, and improved profitability, Anika is raising its full-year 2026 guidance.

Updated 2026 Guidance

  Raising Total Company Revenue Guidance: revenue growth of 5% to 10%, compared to previous guidance of 1% to 9%
    OEM Channel revenue growth: 0% to 5%, compared to previous guidance of down 5% to flat
    Commercial Channel revenue growth: 12% to 18%, compared to previous guidance of 10% to 20%
  Adjusted EBITDA margin: 13% to 17%, compared to previous guidance of 5% to 10%

Updated 2027 Revenue Guidance

Anika has adopted a new revenue guidance practice. Going forward, the Company’s forecast will only include revenue for products that have received regulatory approval or clearance.

  2027 Commercial Channel revenue growth: 5% to 15%, compared to previous guidance of 10% to 20%
  2027 OEM revenue growth: Unchanged, flat to modestly lower
  2027 Total Company revenue: flat to 5% growth

Conference Call and Webcast Information
Anika’s management will hold a conference call and webcast to discuss its financial results and business highlights today, Wednesday, July 29, 2026, at 8:30 am ET. The conference call can be accessed by dialing 1-800-717-1738 (toll-free domestic) or 1-646-307-1865 (international) and providing the conference ID number 60388. A live audio webcast will be available in the Investor Relations section of Anika’s website, www.anika.com. A slide presentation with highlights from the conference call will be available in the Investor Relations section of the Anika website. A replay of the webcast will be available on Anika’s website approximately two hours after the completion of the event.

About Anika
Anika Therapeutics, Inc. (NASDAQ: ANIK), is the global leader in the design, development, manufacturing, and commercialization of hyaluronic acid innovations. In partnership with clinicians, our sole focus is dedicated to delivering and advancing osteoarthritis pain management and orthopedic regenerative solutions. At our core is a passion to deliver a differentiated portfolio that improves patient outcomes around the world. Anika’s global operations are headquartered outside of Boston, Massachusetts. For more information about Anika, please visit www.anika.com.

ANIKA, ANIKA THERAPEUTICS, CINGAL, HYALOFAST, INTEGRITY, MONOVISC, and the Anika logo are trademarks of Anika Therapeutics, Inc. or its subsidiaries or are licensed to Anika Therapeutics, Inc. for its use.

Non-GAAP Financial Information1
Non-GAAP financial measures should be considered supplemental to, and not a substitute for, the Company’s reported financial results prepared in accordance with GAAP. Furthermore, the Company’s definition of non-GAAP measures may differ from similarly titled measures used by others. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, Anika strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. The Company presents these non-GAAP financial measures because it uses them as supplemental measures in internally assessing the Company’s operating performance, and, in the case of Adjusted EBITDA, it is set as a key performance metric to determine executive compensation. The Company also recognizes that these non-GAAP measures are commonly used in determining business performance more broadly and believes that they are helpful to investors, securities analysts, and other interested parties as a measure of comparative operating performance from period to period.

Adjusted EBITDA
Adjusted EBITDA is defined by the Company as GAAP net income (loss) from continuing operations excluding depreciation and amortization, interest and other income (expense), income taxes, stock-based compensation expense, and non-recurring professional fees and severance costs.

Adjusted Net Income (Loss) from Continuing Operations and Adjusted Earnings Per Share (“EPS”) from Continuing Operations
Adjusted net income (loss) is defined by the Company as GAAP net income (loss) from continuing operations, on a tax effected basis, excluding stock-based compensation, severance costs and non-recurring professional fees. Adjusted diluted EPS from continuing operations is defined by the Company as GAAP diluted EPS from continuing operations excluding stock-based compensation, severance costs and non-recurring professional fees, each on a tax effected basis.

A reconciliation of adjusted EBITDA to adjusted net income (loss) from continuing operations to net income (loss) from continuing operations and adjusted diluted EPS from continuing operations to diluted EPS from continuing operations, the most directly comparable financial measures calculated and presented in accordance with GAAP, is shown in the tables at the end of this release.

The Company has not provided a reconciliation of its forward-looking adjusted EBITDA margin guidance to the most directly comparable GAAP financial measure because it is unable to predict with reasonable certainty the occurrence or amount of items such as stock-based compensation expense, severance costs, non-recurring professional fees and certain other items that may affect GAAP results. The effect of these items could be material, and therefore a reconciliation is not available without unreasonable effort.

Forward-Looking Statements
This press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning the Company's expectations, anticipations, intentions, beliefs or strategies regarding the future which are not statements of historical fact, including statements in the sections titled “Fiscal 2026 Guidance” and “Updated 2027 Revenue Guidance” regarding 2026 and 2027 revenue, adjusted EBITDA and related financial outlook. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks, uncertainties, and other factors. The Company's actual results could differ materially from any anticipated future results, performance, or achievements described in the forward-looking statements as a result of a number of factors including, but not limited to, (i) the Company's ability to successfully commence and/or complete clinical trials of its products on a timely basis or at all; (ii) the Company's ability to obtain pre-clinical or clinical data to support, or to timely file domestic and international pre-market approval applications, 510(k) applications, or new drug applications, including the PMA for Hyalofast and the NDA for Cingal; (iii) that the FDA or other regulatory bodies may not approve or clear the Company’s applications, including the Hyalofast PMA because of the failure to achieve the pre-defined primary endpoints or because the FDA may determine that achievement of secondary endpoints and/or post hoc data analyses are not sufficient to support approval; (iv) that such approvals or clearances will not be obtained in a timely manner or without the need for additional clinical trials, other testing or regulatory submissions, as applicable; (v) the Company's research and product development efforts and their relative success, including whether the Company has any meaningful sales of any new products resulting from such efforts; (vi) the cost effectiveness and efficiency of the Company's clinical studies, manufacturing operations, and production planning; (vii) the strength of the economies in which the Company operates or will be operating, as well as the political stability of any of those geographic areas; (viii) future determinations by the Company to allocate resources to products and in directions not presently contemplated; (ix) the Company's ability to successfully commercialize its products, in the U.S. and abroad; (x) the Company's ability to provide an adequate and timely supply of its products to its customers; (xi) the Company's ability to achieve its growth targets; and (xii) the Company's ability to realize anticipated cost savings, operational efficiencies and other benefits from its restructuring actions and strategic transformation initiatives. Additional factors and risks are described in the Company's periodic reports filed with the Securities and Exchange Commission, and they are available on the SEC's website at www.sec.gov. Forward-looking statements are made based on information available to the Company on the date of this press release, and the Company assumes no obligation to update the information contained in this press release.

For Investor Inquiries:
Anika Therapeutics, Inc.
Matt Hall, 781-457-9554
Executive Director, Corporate Development and Investor Relations
investorrelations@anika.com

Anika Therapeutics, Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$32,610	$28,219	$62,222	$54,387
Cost of Revenue	11,366	13,856	21,981	25,343
Gross Profit	21,244	14,363	40,241	29,044

Operating expenses:
Research and development	7,341	6,313	14,054	12,372
Selling, general and administrative	10,949	12,230	28,721	25,136
Total operating expenses	18,290	18,543	42,775	37,508
Income (loss) from operations	2,954	(4,180)	(2,534)	(8,464)
Interest and other income (expense), net	426	214	1,093	629
Income (loss) before income taxes	3,380	(3,966)	(1,441)	(7,835)
Provision for income taxes	71	681	306	770
Income (loss) from continuing operations	3,309	(4,647)	(1,747)	(8,605)
Income (loss) from discontinued operations, net of tax	-	677	-	(238)
Net income (loss)	$3,309	$(3,970)	$(1,747)	$(8,843)

Net income (loss) per share:
Basic
Continuing Operations	$0.25	$(0.33)	$(0.13)	$(0.60)
Discontinued Operations	$-	$0.05	$-	$(0.02)
	$0.25	$(0.28)	$(0.13)	$(0.62)

Diluted
Continuing Operations	$0.24	$(0.33)	$(0.13)	$(0.60)
Discontinued Operations	$-	$0.05	$-	$(0.02)
	$0.24	$(0.28)	$(0.13)	$(0.62)

Weighted average common shares outstanding:
Basic	13,330	14,364	13,430	14,331
Diluted	13,717	14,517	13,430	14,331

Anika Therapeutics, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except per share data)
(unaudited)

	June 30,	December 31,
ASSETS	2026	2025
Current assets:
Cash and cash equivalents	$38,412	$57,481
Accounts receivable, net	29,062	23,690
Inventories, net	28,565	18,787
Prepaid expenses and other current assets	3,151	3,400
Total current assets	99,190	103,358
Property and equipment, net	40,102	40,324
Right-of-use assets	24,949	25,939
Other long-term assets	3,023	4,034
Notes receivable	5,718	5,636
Deferred tax assets	1,017	1,275
Intangible assets, net	1,650	1,650
Goodwill	7,825	8,054
Total assets	$183,474	$190,270

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,236	$6,041
Accrued expenses and other current liabilities	15,911	15,867
Total current liabilities	22,147	21,908
Other long-term liabilities	730	701
Lease liabilities	23,315	24,196

Stockholders’ equity:
Common stock, $0.01 par value	134	139
Additional paid-in-capital	83,437	87,498
Accumulated other comprehensive loss	(5,329)	(4,959)
Retained earnings	59,040	60,787
Total stockholders’ equity	137,282	143,465
Total liabilities and stockholders’ equity	$183,474	$190,270

Anika Therapeutics, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	For the Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(1,747)	$(8,843)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,912	2,663
Amortization of acquisition related intangible assets	-	345
Non-cash operating lease cost	929	1,067
Stock-based compensation expense	8,474	5,411
Deferred income taxes	237	15
Provision for doubtful accounts	(97)	133
Provision for inventory	2,575	3,842
Interest income on notes receivable	(354)	(345)
Gain on sale of assets	(84)	(505)
Changes in operating assets and liabilities:
Accounts receivable	(5,408)	659
Inventories	(11,420)	2,252
Prepaid expenses, other current and long-term assets	(831)	797
Accounts payable	170	(1,066)
Operating lease liabilities	(937)	(1,045)
Accrued expenses, other current and long-term liabilities	(1,074)	(5,251)
Income taxes	1,125	(448)
Net cash provided by operating activities	(5,530)	(319)

Cash flows from investing activities:
Proceeds from sale of Parcus	-	4,496
Proceeds from sale of intangible assets	-	600
Notes receivable	361	328
Purchases of property and equipment	(2,880)	(4,291)
Net cash used in investing activities	(2,519)	1,133

Cash flows from financing activities:
Proceeds from employee stock purchase plan	198	261
Cash paid for tax withheld on vested restricted stock awards	(1,715)	(1,549)
Proceeds from exercises of equity awards	12	-
Repurchases of common stock	(9,543)	(3,971)
Net cash used in financing activities	(11,048)	(5,259)

Exchange rate impact on cash	28	453

Increase (decrease) in cash and cash equivalents	(19,069)	(3,992)
Cash and cash equivalents at beginning of period	57,481	57,159
Cash and cash equivalents at end of period	$38,412	$53,167

Anika Therapeutics, Inc. and Subsidiaries
Reconciliation of GAAP Income (Loss) from Continued Operations to Adjusted EBITDA
(in thousands)
(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Income (loss) from continuing operations	$3,309	$(4,647)	$(1,747)	$(8,605)
Interest and other (income) expense, net	(426)	(214)	(1,093)	(629)
Provision for income taxes	71	681	306	770
Depreciation and amortization	1,505	1,444	2,912	2,860
Stock-based compensation	1,833	2,548	8,474	5,543
Non-recurring professional fees	-	-	169	-
Severance costs	772	-	2,359	-
Adjusted EBITDA	$7,064	$(188)	$11,380	$(61)

Anika Therapeutics, Inc. and Subsidiaries
Reconciliation of GAAP Net Income from Continuing Operations to Adjusted Net Income from Continuing Operations
(in thousands)
(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Income (loss) from continuing operations	$3,309	$(4,647)	$(1,747)	$(8,605)
Stock-based compensation, tax effected	1,794	2,986	10,274	6,088
Non-recurring professional fees, tax effected	-	-	205	-
Severance costs, tax effected	756	-	2,860	-
Adjusted net income (loss) from continuing operations	$5,859	$(1,661)	$11,592	$(2,517)

Anika Therapeutics, Inc. and Subsidiaries
Reconciliation of GAAP Diluted Earnings from Continuing Operations Per Share to Adjusted Diluted Earnings from Continuing Opertions Per Share
(in thousands, except per share data)
(unaudited)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Diluted income (loss) from continuing operations per share	$0.24	$(0.33)	$(0.13)	$(0.60)
Stock-based compensation, tax effected	0.13	0.20	0.76	0.43
Non-recurring professional fees, tax effected	-		0.02	-
Severance costs, tax effected	0.05	-	0.21	-
Adjusted diluted income (loss) from continuing operations per share	$0.42	$(0.13)	$0.86	$(0.17)

Anika Therapeutics, Inc. and Subsidiaries
Revenue by Product Family
(in thousands, except percentages)
(unaudited)

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2026	2025	$ change	% change	2026	2025	$ change	% change
OEM Channel	$18,705	$16,340	$2,365	14%	$35,740	$31,249	$4,491	14%
Commercial Channel	13,905	11,879	2,026	17%	26,482	23,138	3,344	14%
	$32,610	$28,219	$4,391	16%	$62,222	$54,387	$7,835	14%